UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 25, 2012
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

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Item 8.01 - Other Event

Wiley Completes Acquisition of Deltak.edu

Hoboken, N.J. – October 25, 2012 – John Wiley & Sons, Inc., (NYSE: JWa, JWb), a global provider of content and workflow solutions in areas of research, professional development, and education announced today that it has completed its acquisition of Deltak~~.~~ edu, LLC, a privately held provider of online learning services. Under the terms of the agreement, Wiley paid approximately $220 million net of cash acquired, funded by its existing revolving credit loan facility, to acquire the high growth company.   The Company announced its intent to acquire Deltak on October 2, 2012.

Deltak, based in Oakbrook, Illinois and founded in 1997, works in close partnership with leading colleges and universities to develop and support fully online degree and certificate programs.  It provides technology platforms and services including market research (validating program demand), instructional design, marketing, and student recruitment and retention services to leading national and regional colleges and universities throughout the United States. Today, Deltak supports more than 100 online programs.  For the fiscal year ended September 30, 2012, the Company’s revenue was $54 million.

A growing number of colleges and universities are looking to enter, expand, and succeed in the online education market.  These same institutions often lack the required experience, expertise and dedicated resources to move rapidly and successfully.  Institutions choose to partner with Deltak for their proven model, extensive capabilities, deep experience in higher education, and cultural alignment.  The partnership with Deltak allows institutions to achieve strategic objectives by launching online programs, increasing enrollments and extending their brand with minimal risk and investment.

About Deltak

Deltak is where academics and innovation converge. As an industry leader in higher education and online learning for more than 15 years, Deltak unites top academic programs with innovative online solutions; assisting academic institutions in expanding the educational experience to students beyond the traditional campus. Deltak offers a comprehensive spectrum of services to each campus: collaboration with faculty in the development of online programs, implementation of integrated admissions processes, industry-leading marketing strategies, personalized student services to positively impact persistence and graduation rates, and alumni services that reinforce the mission of each partner. Together, Deltak and its partners succeed in bringing unique online programs to the increasingly dynamic higher education market. For more information about Deltak, visit www.deltak-innovation.com

About Wiley

Founded in 1807, John Wiley & Sons has been a valued source of information and understanding for more than 200 years, helping people around the world meet their needs and fulfill their aspirations. Wiley and its acquired companies have published the works of more than 450 Nobel laureates in all categories: Literature, Economics, Physiology or Medicine, Physics, Chemistry, and Peace.

Wiley is a global provider of content and content-enabled workflow solutions in areas of scientific, technical, medical, and scholarly research; professional development; and education. Our core businesses produce scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising; professional books, subscription products, certification and training services and online applications; and education content and services including integrated online teaching and learning resources for undergraduate and graduate students and lifelong learners. Wiley's global headquarters are located in Hoboken, New Jersey, with operations in the U.S., Europe, Asia, Canada, and Australia. The Company's Web site can be accessed at http://www.wiley.com. The Company is listed on the New York Stock Exchange under the symbols JWa and JWb.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: October 25, 2012